Exhibit 23.3

MORSE, ZELNICK, ROSE & LANDER, LLP
405 PARK AVENUE
NEW YORK, NEW YORK 10022

(212) 838-1177

June 21, 2012

Methes Energies International Ltd.
3651 Lindell Road, Suite D-272
Las Vegas, Nevada, 89103

Dear Sirs:

                    We hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement on Form S-1 and related Prospectus of Methes Energies International Ltd.

Very truly yours,

/s/ Morse, Zelnick, Rose & Lander, LLP

Morse, Zelnick, Rose & Lander, LLP